UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 22, 2020

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.00001	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On September 22, 2020 (the “Closing Date”), Quanta Services, Inc. (the “Company”) issued $1,000,000,000 aggregate principal amount of its 2.900% Senior Notes due 2030 (the “Notes”). The Notes were sold pursuant to an underwriting agreement, dated as of September 17, 2020 (the “Underwriting Agreement”), by and among the Company and BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule A to the Underwriting Agreement, as previously reported on the Company’s Current Report on Form 8-K filed on September 22, 2020.

The Notes were issued pursuant to an Indenture, dated as of September 22, 2020 (the “Base Indenture”), as supplemented and amended by the First Supplemental Indenture, dated as of September 22, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case, between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”). Interest on the Notes will accrue at a rate of 2.900% per annum and is payable semi-annually, in arrears, on April 1 and October 1 of each year, commencing April 1, 2021. The Notes will mature on October 1, 2030, unless earlier redeemed.

Upon the occurrence of a Change of Control Triggering Event (as defined in the First Supplemental Indenture), unless the Company has exercised its right to redeem the Notes in full by giving irrevocable notice to the Trustee in accordance with the Indenture, each holder of the Notes will have the right to require the Company to purchase all or a portion (equal to $2,000 or whole multiples of $1,000 in excess thereof) of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to (but excluding) the date of purchase.

The Indenture contains covenants that, among other things, limit the Company’s ability to incur liens securing indebtedness, to engage in certain sale and leaseback transactions with respect to certain properties and to sell all or substantially all of the Company’s assets or merge or consolidate with or into other companies. The Indenture also contains customary events of default.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture and the form of Note, copies of which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Credit Agreement Amendment

On the Closing Date, the Company entered into the Sixth Amendment to Fourth Amended and Restated Credit Agreement (the “Amendment”), among the Company and certain of the Company’s subsidiaries, as Borrowers, certain of the Company’s subsidiaries, as Guarantors, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the Swing Line Lenders and L/C Issuers party thereto. The Amendment amended the Fourth Amended and Restated Credit Agreement, dated as of December 18, 2015 (as theretofore amended, the “Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”).

The Amendment, among other things, increased the aggregate revolving commitments of the lenders from $2.135 billion to $2.510 billion and extended the maturity date for the revolving commitments under the Amended Credit Agreement from October 31, 2022 to September 22, 2025. Pursuant to the Amendment, the liens on the collateral securing the obligations under the Credit Agreement were released and all of the Company’s subsidiaries that were Guarantors (as defined in the Credit Agreement) under the Credit Agreement were released from their guarantees of the obligations thereunder. In addition, the Amendment removed the collateral reinstatement provision that would have applied in the event the Company’s corporate credit rating from either of Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC were to fall below an investment grade rating. Pursuant to the Amendment, QSI Finance V (US), L.P., a Delaware limited partnership and a subsidiary of the Company, ceased to be a Borrower under the Amended Credit Agreement.

As previously disclosed, on the Closing Date, the Company used the net proceeds from the offering of the Notes, together with cash on hand, to voluntarily prepay the term loans outstanding under the Credit Agreement in the aggregate principal amount of $1.209 billion. BofA Securities, Inc., PNC Capital Markets LLC, Truist Securities, Inc. and Wells Fargo Bank, National Association, which acted as Arrangers (as defined in the Amended Credit Agreement) for the Amendment, and some of the other lenders under the Amended Credit Agreement and their respective affiliates, who were underwriters that purchased the Notes, have provided other financial advisory and investment banking services to the Company and its subsidiaries for which they have received customary fees. Further, one of the lenders is the Trustee for the Notes.

The foregoing description of the Amendment and the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Amended Credit Agreement (included as Annex A to the Amendment), copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, pursuant to the terms of the Amendment and in connection with the release of collateral securing the Company’s obligations under the Credit Agreement, the parties thereto terminated the Fourth Amended and Restated Security Agreement, dated as of December 18, 2015, as amended, among the Company, the subsidiaries of the Company identified therein, and Bank of America, N.A., as Administrative Agent for the ratable benefit of the Secured Parties (as defined therein), and the Fourth Amended and Restated Pledge Agreement, dated as of December 18, 2015, as amended, among the Company, the subsidiaries of the Company identified therein, and Bank of America, N.A., as Administrative Agent for the ratable benefit of the Secured Parties (as defined therein).

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Amendment is incorporated herein by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Indenture, the Notes and the Amendment is incorporated herein by reference in its entirety.

Item 8.01	Other Events.

In addition, on the Closing Date, the Company entered into the Eighth Amendment to Underwriting, Continuing Indemnity and Security Agreement (the “Surety Amendment”), among the Company, the Company’s subsidiaries identified therein, Federal Insurance Company, American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., The Insurance Company of the State of Pennsylvania, Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, and Safeco Insurance Company of America. The Surety Amendment amended the Underwriting, Continuing Indemnity and Security Agreement, dated as of March 14, 2005, as amended (the “Surety Agreement”), among the Company, the Company’s subsidiaries party thereto and the Company’s sureties party thereto. Upon the effectiveness of the Amendment, the collateral under the Surety Agreement was automatically released from the liens securing the obligations of the Company and its subsidiaries party thereto under the Surety Agreement. The Surety Amendment further documented such release and removed the Surety Agreement’s collateral reinstatement provision that would have applied in the event the Company’s corporate credit rating from either of Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC were to fall below an investment grade rating.

The foregoing description of the Surety Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Surety Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Important Information for Investors and Stockholders

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

4.1	Indenture, dated as of September 22, 2020, between Quanta Services, Inc. and U.S. Bank National Association, as trustee

4.2	First Supplemental Indenture, dated as of September 22, 2020, between Quanta Services, Inc. and U.S. Bank National Association, as trustee

4.3	Form of 2.900% Senior Notes due 2030 (incorporated by reference from Exhibit 4.2)

10.1	Sixth Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 22, 2020, among Quanta Services, Inc. and certain subsidiaries of Quanta Services, Inc., as Borrowers, certain subsidiaries of Quanta Services, Inc. identified therein as Guarantors, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the Swing Line Lenders and L/C Issuers party thereto

10.2	Eighth Amendment to Underwriting, Continuing Indemnity and Security Agreement, dated as of September 22, 2020, among Federal Insurance Company, American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., The Insurance Company of the State of Pennsylvania, Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Safeco Insurance Company of America, Quanta Services, Inc. and the other Indemnitors identified therein

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2020	QUANTA SERVICES, INC.

	By:	/s/ Jerry K. Lemon
	Name:	Jerry K. Lemon
	Title:	Chief Accounting Officer